Exhibit 99.1

Summit Midstream Corporation Announces Pricing of Offering of $250 Million of Additional 8.625% Senior Secured Second Lien Notes Due 2029

HOUSTON, January 7, 2025 /PRNewswire/ -- Summit Midstream Corporation (NYSE: SMC) (“SMC” or the “Company”) announced today that Summit Midstream Holdings, LLC (the “Issuer”), which is a subsidiary of the Company, has priced the previously announced offering (the “Offering”) of $250.0 million in aggregate principal amount of additional 8.625% Senior Secured Second Lien Notes due 2029 (the “Additional Notes”) at 103.375% of par, plus accrued and unpaid interest from July 26, 2024 to, but excluding, the issue date. The Additional Notes will be issued under the same indenture as the Issuer’s $575.0 million in aggregate principal amount of 8.625% Senior Secured Second Lien Notes due 2029 (the “Existing Notes”), will have substantially identical terms as the Existing Notes, other than the issue date and issue price, and will form a single series and vote together with the Existing Notes. The Company intends to use the net proceeds from the Offering to (i) repay a portion of the outstanding borrowings under the Company’s asset-based lending credit facility (the “ABL Facility”) and (ii) for general corporate purposes, including to pay fees and expenses associated with the Offering. The Offering is expected to close on or about January 10, 2025, subject to customary closing conditions.

The Additional Notes will be guaranteed on a senior second-priority basis by the Company and certain of the Company’s existing and future subsidiaries and will initially be secured on a second-priority basis by the same collateral that is pledged for the benefit of the Company’s lenders under the ABL Facility.

The Additional Notes and the related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States only in compliance with Regulation S under the Securities Act. The offer and sale of the Additional Notes and the related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the Additional Notes and the related guarantees or any other security of the Company, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offers of the Additional Notes will be made only by means of a private offering memorandum.

About Summit Midstream Corporation

SMC is a value-driven corporation focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMC provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee-based agreements with customers and counterparties in five unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; (iv) the Arkoma Basin, which includes the Woodford and Caney shale formations in Oklahoma; and (v) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMC has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMC is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could,” including, but not limited to, statements regarding the Issuer’s plans to issue the Additional Notes, the expected timing of the closing of the Offering, the intended use of the net proceeds therefrom and other aspects of the Offering and the Additional Notes. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMC or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMC’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMC is contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, which the Company filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2024, as amended and updated from time to time, including by the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2025. Any forward-looking statements in this press release are made as of the date of this press release and SMC undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

832-413-4770, ir@summitmidstream.com